Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@KEMET.com	deandimke@KEMET.com
	864-963-6484	954-766-2800

KEMET CORPORATION POSTPONES PROPOSED FINANCING AND TERMINATES
TENDER OFFER FOR ITS 2.25% CONVERTIBLE SENIOR NOTES DUE 2026

Greenville, South Carolina—February 11, 2010.  KEMET Corporation (OTC Bulletin Board: KEME) announced today that, as a result of unfavorable market conditions, it has indefinitely postponed its previously announced intent to offer $275 million in aggregate principal amount of senior notes due 2018 to qualified institutional buyers within the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States pursuant to Regulation S under the Securities Act.   As a result of the postponement of the proposed offering, the Company also announced today that it has terminated its tender offer to purchase for cash up to $56,081,000 of its outstanding 2.25% Convertible Senior Notes due 2026.  All notes tendered in the tender offer will be returned promptly to the respective holders thereof without any action required on the part of the holders. No tender offer consideration will be paid on any of the tendered notes.

The tender offer was made upon the terms and conditions set forth in an Offer to Purchase dated February 3, 2010 and related Letter of Transmittal, including the condition that the Company receive proceeds from a concurrent debt financing whereby KEMET was to issue debt in an aggregate principal amount of at least $275 million. As a result of the postponement of the proposed offering, the Company does not anticipate satisfying this financing condition on or prior to the March 3, 2010 expiration date of the tender offer.

The Company reserves the right to make a new tender offer at a later date if market conditions become more favorable, but is under no obligation to do so.

This press release is for informational purposes only and does not constitute an offer to sell or purchase or the solicitation of an offer to buy or sell any security.  This press release shall not constitute an offer, solicitation or sale in any jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135(c) of the Securities Act.

About KEMET

KEMET Corporation (OTC Bulletin Board: KEME) applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world. KEMET offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film,

P.O. Box 5928, Greenville, South Carolina 29606 U.S.A. Tel: 864.963.6300 Fax: 864.963.6306

aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com .

CAUTIONARY STATEMENT ON FORWARD LOOKING STATEMENTS

This news release contains or incorporates by reference documents containing certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements.  Words such as “expects,” “anticipates,” “believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements.  Readers should not rely solely on the forward-looking statements and should consider all uncertainties and risks. The statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement.  All forward-looking statements, by their nature, are subject to risks and uncertainties.  Our actual future results may differ materially from those set forth in our forward-looking statements.  We face risks that are inherent in the businesses and the market places in which we operate.  While management believes these forward-looking statements are accurate and reasonable, uncertainties, risks and factors, including those described below, could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward looking statements include, but are not necessarily limited to, the following:  (i) generally adverse economic and industry conditions, including a decline in demand for our products; (ii) the ability to maintain sufficient liquidity to realize current operating plans; (iii) the effect of receiving a going concern statement in our auditor’s report on our fiscal year 2009 audited financial statements; (iv) reevaluation of the fair value of our reporting segments and potential write downs of long-lived assets resulting from adverse economic conditions; (v) the cost and availability of raw materials; (vi) changes in our competitive environment; (vii) economic, political, or regulatory changes in the countries in which we operate; (viii) the ability to successfully integrate the operations of acquired businesses; (ix) the ability to attract, train and retain effective employees and management; (x) the ability to develop innovative products to maintain customer relationships; (xi) the impact of environmental issues, laws and regulations that apply to our business, including those related to environmental matters; (xii) our ability to finance and achieve the expected benefits of our manufacturing relocation plan or other restructuring plans; (xiii) volatility of financial and credit markets which would affect our access to capital; (xiv) increased difficulty or expense in accessing capital because of the delisting of our common stock from the New York Stock Exchange; (xv) exposure to foreign exchange gains and losses; (xvi) need to reduce costs to offset downward price trends; (xvii) potential limitation on use of net operating losses to offset possible future taxable income; (xviii) dilution as a result of the issuance of a warrant to K Equity, LLC; and (xix)  the possible existence of a controlling shareholder resulting from the exercise of the warrant by K Equity, LLC.